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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-15033, 333-34680 and 333-100227 on Form S-8 and Registration Statement No. 333-42258 on Form S-3/A of Summit America Television, Inc. of our report dated March 15, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company changing its method of accounting for goodwill and other intangible assets and changing the method of accounting for mandatorily redeemable preferred stock), relating to the consolidated financial statements of Summit America Television, Inc. and our report dated March 12, 2004 relating to the consolidated financial statements of Shop At Home Network, LLC, appearing in this Annual Report on Form 10-K of Summit America Television, Inc. for the year ended December 31, 2003.

/s/  Deloitte & Touche LLP

Nashville, Tennessee
March 15, 2004